MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS   OF SMC GROUP FOR QUARTER-ENDED JUNE 30, 2008

New York – August 15, 2008 – Millennium India Acquisition Company, Inc. (“MIAC”) (NASDAQ: SMCG) today announced unaudited US GAAP results for the quarter ended June 30, 2008 for SMC Global and for SAM Global (collectively “SMC Group of Companies”). On a non-GAAP basis for the quarter ended June 30, 2008, the SMC Group of Companies (“SMC Group”) had total revenues of approximately $10.34 million (Rs. 443.77 million), and Net Income of approximately $90,000 (Rs 3.9  million).  For the quarter ended June 30 2007, the SMC Group had unaudited revenues of approximately $10.52 Million (Rs. 451.8 million) and Net Income of approximately $5.98 million (Rs 256.9 million)

SMC Group also reported an increase in the number of branches, cities covered and customers served. As of June 30, 2008, SMC:

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Increased retail distribution network to 1,338 branches compared with 857  branches as of June  30, 2007

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Increased nationwide presence to 360 cities compared with 225 cities as of June 30, 2007

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Increased customers: serves the financial needs of 525,000 investors compared with 300,000  investors as of June 30, 2007

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Ranked 5th largest retail distribution in India, Prime Data rankings (2008)

For the quarter ended June 30, 2008, SMC Global had total revenues of approximately Rs. 322.77 million and a Net Loss of approximately Rs. 4.83 million. SAM Global had total revenues of approximately Rs. 120.99 million and Net Income of approximately Rs. 8.73 million.   For the quarter ended June 30, 2007, SMC Global had total revenues of approximately Rs. 254.65 million and Net Income of approximately Rs. 156.83 million. For this same period, SAM Global had total revenues of approximately Rs. 197.17 million and Net Income of approximately Rs. 100.11 million.

The combined financial information for SMC Group set forth in this release contains combined financial information for SMC Global, SAM Global and SMC Comtrade. This information is derived from unaudited financial information prepared under US GAAP for each of these companies, however, the compilation is not a  measure prepared in accordance with generally accepted accounting principles (“GAAP”) and is unaudited. The non-GAAP measures are described and reconciled to the corresponding GAAP measures below.

The SMC Group publishes its financial information in Indian Rupees.  All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 42.93= U.S.$1.00 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Group, said “We are pleased with the growth that SMC Group was able to have despite a difficult financial business environment in India. With the Indian stockmarkets trading down, the Sensex dropped by approximately 33% since January 2008 and trading volumes have lowered as well. While investors remain confident about the long-term growth prospects of India, in the short-term, many investors are waiting before making large investment decisions. The general sentiment on the ground in India is that the second half of the fiscal year should see a return to more normal market conditions. GDP growth in India is strong and the financial sector is under penetrated.  Our entire management team remains confident about long-term growth prospects for our business. During this difficult financial environment SMC Group is using this period to better our infrastructure, add more distribution, attract key staff and prepare for the upturn. These capital intensive initiatives have affected profitability in the short-term, but  positions us for stronger long-term growth. We are also focusing on new areas where we see opportunity such as online trading and wealth management.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “SMC Group is operating in a difficult business environment. While not affected directly by the credit crisis – SMC has no exposure to mortgage or credit securities – the drop in the Sensex and the change in investor sentiment due to negative global financial events has clearly had an impact on the business this quarter. The India growth story still remain strong – a nation of over a billion consumers and GDP growth widely expected to be over 7%. We are hopeful that the sentiment will change, allowing the business to operate at its full potential.”

About MIAC

As of June 30, 2008 MIAC’s principal asset is its ownership of a 14.44% equity interest in each of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM").  SMC and SAM are referred to herein as the SMC Group. More information regarding Millennium India Acquisition Company Inc. can be found at milcapital.com.

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2008, it was one of the most active trading firms in India, averaging over 250,000 trades per day and handled over $250 billion in customer transactions. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of a total of 525,000 investors presently, having added 275,000 customers since March 31, 2007. The retail distribution footprint in India has expanded as well, taking the total to approximately 1,338 locations, as of June 30, 2008. Currently, SMC Group has approximately 1,800 employees and a rapidly expanding retail distribution network of more than 7,500 independent financial advisors, in over 360 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

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Total revenue and net income provided for the SMC Group, on a consolidated basis, are non-GAAP measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  These non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and may differ from non-GAAP measures used by other companies. MIAC believes that these non-GAAP measures have certain limitations in that they do not reflect all of the amounts associated with SMC Group’s results of operations as determined in accordance with GAAP and accordingly these measures should only be used to evaluate SMC Group’s results of operations in conjunction with the corresponding GAAP measures. Nevertheless, MIAC believes that these non-GAAP financial measures, which illustrate the  combined financial information of SMC Global and SAM Global, provide useful information to investors as MIAC has an equal equity stake in both companies.

The tables below provide reconciliations between the GAAP financial measures for SMC Global and SAM Global, individually, and the non-GAAP financial measures for the SMC Group, on a consolidated basis:

Quarter year ended June 30, 2008 (in thousands of Rs.)

	SMC Global	SAM Global	Total
Revenue	322,777	120,991	443,768

Net Income	(4,831)	8,730	3,899

Quarter year ended June 30, 2007 ( (in thousands of Rs.)
	SMC Global	SAM Global	Total
Revenue	254,651	197,178	451,829

Net Income	156,831	100,112	256,943

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC 's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Group is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended.  Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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Investor Relations Contact:

Alan Sheinwald

Alliance Advisors, LLC.

Tel:   914-669-0222

Email: asheinwald@allianceadvisors.net